Exhibit 10.10

                FUNDING AND SHARE REPURCHASE AGREEMENT

THIS AGREEMENT ("Agreement") is made and entered into as of the 11th day of July, 2005, by and between UniPro Financial Services, Inc., ("UniPro", the "Purchaser") a validly existing Florida corporation, and Harvey Judkowitz, Paul M. Galant, Mary McGuire and Suouconni Corporation, the control shareholders ("Sellers") of UniPro.

WHEREAS, the Purchaser desires to purchase and the Sellers desire to sell a total of two million Eight Hundred Thousand (2,800,000) unregistered shares of UniPro's $0.001 par value Common Stock previously issued and presently outstanding; and

THEREFORE, THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1.   Sale and Purchase.
Section 1.1 Sale and Transfer of Assets. Sellers hereby agree to sell, convey, transfer, assign and deliver to Purchaser and Purchaser hereby agrees to purchase as herein provided, all of the title, rights and interests of the Sellers in Two Million Eight Hundred Thousand (2,800,000) unregistered shares of $0.001 par value common stock previously issued by UniPro Financial Services, Inc., the "Common Shares".

Section 1.2 Purchase Price. The purchase price payable by the Purchaser in consideration for the described Common Shares shall be the aggregate sum of $150,000, payable as follows: On the execution of this Agreement, the sum of $25,000 shall be paid as a non-refundable deposit to assure future performance hereunder (funds shall be wired or made payable to UniPro Financial Services, Inc., at the direction of Paul M. Galant) and shall be considered a "break-up fee" or liquidated damages, in the event Purchaser fails to close.
	1.2-1 On Closing of the contemplated transaction, the additional sum of $125,000 shall be due and payable to the Sellers.
	1.2-2 The parties acknowledge that as additional consideration, all of the Capital Shares of UPHoldings, Inc. (presently a subsidiary of UniPro) shall be transferred to the Control
Shareholder's contemporaneously with the Closing of this Agreement.

Section 1.3 No Assumption of Liabilities. The Sellers acknowledges that there shall be no known encumbrances, claims or obligations of record, pending or otherwise on said shares, which were fully paid on issuance, at the Closing of the aforementioned transaction, and shall hold the Purchaser harmless from any all future claims or encumbrances, whether known or unknown at the time of Closing. This provision shall survive the Closing.

Section 1.4 Related Transaction. As a condition precedent to the terms and obligations hereunder, the parties hereto agree that in a contemporaneous transaction, UniPro is acquiring Assets from Global Technology Resource Corporation in exchange for 4,000,000 shares of UniPro's $0.001 par value common stock, and that such issuance in combination with the shares being repurchased pursuant to this Agreement shall result in a change of control of UniPro, and the simultaneous election to the board of directors of the holders, or their representatives, of the aforesaid shares; and the simultaneous resignation of the present directors and officers.
1.4-1 It is acknowledged by the parties of the Related
Transaction and their representatives, that funding for the acquisition of the shares as described heretofore in Section 1.1 shall be provided to UniPro by the new control shareholders and their representatives.

ARTICLE 2.   Representations and Warranties of Seller and Purchaser.
Section 2.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:
(a) Authority. Sellers have the legal power and authority to enter into and perform this Agreement and the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Sellers and the transactions contemplated by this Agreement have been duly and validly approved and authorized by all


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necessary corporate and shareholder action of Seller Suouconni
Corporation.
(b) Title to Asset. Sellers have good and marketable title to the Common Shares conveyed hereunder.
(c) Actions Pending. There are no actions, suits or proceedings pending or, to the knowledge of Sellers, threatened against or affecting the Common Shares at law or in equity, or before any governmental or public office, agency or authority which involves the possibility of any liability or which may result in any adverse change of ownership.
(d) Brokers. The parties acknowledge that there was no broker or finder who brought about the subject transaction. Each party agrees to indemnify and save harmless the other in the event of a third party claim.
(e) Absence of Conflicts and Consent Requirements. Sellers execution and delivery of this Agreement and performance of its obligations hereunder, including the sale of the Purchased Asset hereunder, do not (i) conflict with or violate Seller Suouconni's Articles of Incorporation or Bylaws, (ii) violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the tight to terminate or declare a default under, the terms of any written agreement to which Sellers are a party or by which its properties or assets may be bound; or (iii) violate any judgment, order, decree, or to the knowledge of Sellers, any law, statute, regulation or other judicial or governmental restriction to which Sellers are subject.

Section 2.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:
(a) Due Organization. Purchaser is a corporation duly organized, existing and in good standing under the laws of the State of Florida.
(b) Authority. Purchaser has the legal power and authority to enter into and perform this Agreement and the transaction contemplated by this Agreement. The execution, delivery and performance of this Agreement by Purchaser and the transactions contemplated by this Agreement have been duly and validly approved and authorized by all necessary corporate action of Purchaser. Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation of the transactions contemplated hereby, not compliance by Purchaser with any of the provisions hereof will: i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of Purchaser, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its properties or assets.
(c) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Purchaser in such a manner as not to give rise, as the result of any action of Purchaser, to any valid claim against the Seller for a brokerage commission, finders fee or other like payment.

ARTICLE 3.    Closing.
Section 3.1 Closing Date. The closing for the consummation of the transactions contemplated by this Agreement (the Closing) shall be held at such time and place as the parties shall hereafter agree, but no later than July 31, 2005, or by contemporaneous delivery by the respective party to the other of signed documents, as may be required.

Section 3.2 Obligations of Sellers.
(a) Upon the receipt of the final payment due hereunder the Sellers shall deliver to Purchaser, share certificates from each of the Sellers aggregating 2,800,000 of the outstanding UniPro Common Shares in negotiable form (duly executed stock powers or assignments, with medallion signature guarantees, and other good and sufficient instruments of conveyance and transfer as may be reasonably requested by Purchaser in form satisfactory to Purchaser and its counsel, as shall be effective to vest, in accordance with the terms of this Agreement, all rights, title and interest in and to the demised Common Shares and other rights contemplated by this Agreement.
(b) Copies certified by the Secretary or Assistant Secretary of Seller - Suouconni, of the approval by its Board of Directors authorizing the execution, delivery and performance of this Agreement and all other agreements, documents and instruments relating hereto and the consummation of the transactions contemplated hereby.


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ARTICLE 4.   Covenants of Sellers.  Sellers agree and covenant with
Purchaser as follows:
Section 4.1. Accuracy of Representations and Warranties. Sellers shall not take any action, which would render any representation or warranty made herein by Sellers untrue in any material respect as of the Closing Date.

Section 4.2 Notice of Breach or Failure of Condition. Sellers will give notice promptly to Purchaser of the occurrence of any event or the failure of any event to occur that would preclude the satisfaction of any condition contained herein.

Section 4.3 Further Assurances. Sellers shall promptly execute and deliver such instruments and take such actions as Purchaser reasonably may request in order to effect the transactions contemplated by this Agreement and to satisfy each of the conditions set forth in Article 6 of this Agreement.

Section 4.4 Full Efforts of Sellers to Obtain Consents. Sellers shall use their full efforts to obtain promptly all consents and authorizations of third parties, to make all filings, and to give all notices to third parties which may be necessary and reasonably required in order to effect, or in connection with, the transactions contemplated by this Agreement.

ARTICLE 5.   Covenants of Purchaser and Sellers.
Section 5.1 Publicity. Purchaser and Sellers agree to maintain in confidence information concerning this Agreement and the transactions contemplated by this Agreement. The parties shall consult with each other prior to any public announcements or disclosures required by law to be made with respect to the transactions contemplated by this Agreement, and no other announcements will be made without mutual consent of the parties.

Section 5.2 Full Efforts. Purchaser and Sellers will use their full efforts to perform or cause to be satisfied each covenant or condition to be performed or satisfied by them.

Section 5.3 Governmental and other Filings. Sellers and Purchaser agree to cooperate with each other in filing any necessary applications, reports or other documents with any Federal; or State authorities having jurisdiction with respect to the transactions contemplated by this Agreement and in seeking necessary consultation with and favorable action by any such agencies, authorities or bodies.

Section 5.4 Cooperation After Closing. After the Closing Date, Purchaser and Seller shall whenever and as often as shall be reasonably required by the other, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all further instruments as may be necessary or expedient to consummate the transactions provided for in this Agreement.

ARTICLE 6.    Conditions to Sale.
Section 6.1 Conditions Precedent to Obligations of Purchaser. All obligations of Purchaser under this Agreement are, at the option of Purchaser, subject to and shall be conditioned upon the satisfaction on or prior to the Closing Date, of each of the following additional conditions:
(a) Representations, Warranties and Agreements of Sellers. Except for changes contemplated by this Agreement and changes occurring in the ordinary course of business, the representations, warranties and agreements made by Sellers herein shall be true in all material respects on an as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.
(b) Necessary Approvals: Regulatory Authorizations. All authorizations and approvals of any third parties, including Federal or State regulatory bodies and officials, necessary, in the reasonable opinion of Purchaser, for the consummation of the transactions contemplated by this Agreement, and the continuation in all material respects of the business without interruption after the Closing Date in substantially the manner in which such business is now conducted, shall have been received and shall be in full force and effect.
(c) Corporate Authorization. All resolutions and actions necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Sellers shall have been duly and validly made and taken,


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and Sellers shall have full power and right to consummate the transactions contemplated hereby.
(d) Payment of Transfer Taxes. The Sellers shall have paid or made provision for payment of all transfer taxes sales taxes or other similar taxes, which become due by reason of the transactions herein provided, if any.

Section 6.2 Conditions Precedent to Obligations of Sellers. All obligations of Sellers under this Agreement are subject to and shall be conditioned upon the satisfaction prior to the Closing Date, of each of the following conditions:
(a) Representations, Warranties and Agreements of Purchaser. The representations, warranties and agreements made by Purchaser herein shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, except as affected by transactions contemplated hereby. Purchaser shall have performed in all material respects the obligations, agreements and covenants undertaken herein to be performed at or prior to the Closing Date.
(b) Corporate Authorization. All resolutions and actions necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Purchaser shall have been duly and validly made and taken, and Purchaser shall have full power and right to consummate the transactions contemplated hereby.
(c) The successor directors and officers to the present directors and officers shall abide by the terms and conditions of this Agreement.

ARTICLE 7.   Termination.
Section 7.1 Terminations by Mutual Consent. At any time on or prior to the Closing Date, this Agreement may be terminated by the mutual consent of Purchaser and Sellers without liability on the part of any party other than the "break-up fee described in Section 1.2 hereinabove. In the event of the termination of this Agreement by mutual consent, this Agreement shall become void and have no effect.

Section 7.2 Terminations Upon Breach or Default. At any time on or prior to the Closing Date, if a material default shall be made by a party in the observance or in the due and timely performance of the covenants herein contained, or if there shall have been a material breach by a party of any of the representations and warranties set forth in this Agreement, Purchaser or Seller, as the case may be, may terminate this Agreement without prejudice to its other rights and remedies, including such party's right to recover its expenses, costs, and other damages.

Section 7.3 Termination Based Upon Conditions. If the conditions of this Agreement to be complied with or performed by a party on or before the Closing Date shall not have been complied with and such noncompliance or nonperformance shall not have been waived, the party to whom the benefit of such condition runs may terminate this Agreement without prejudice to its other rights and remedies, including such party's right to recover its expenses, costs and other damages.

ARTICLE 8. Performance.
Section 8.1 Guarantee of Performance. The new control persons, directors and officers of UniPro upon the simultaneous closing of both this Agreement and the Related Transaction as more fully described in Section 1.4 hereinabove, shall undertake to comply with the provisions hereof. They shall use their full efforts to assure that the Purchaser shall not default in any respect to payment in full of the Purchase Price. Further, that prior to the completion of such payment, acting in their capacities at that time as control shareholders, directors and officers, they specifically agree to refrain from causing the Purchaser to issue any shares to themselves, their assigns or representatives, in addition to those shares they shall receive from the contemporaneous related transaction.

Section 8.2 Specific Performance. The parties acknowledge that the Common Shares represent a significant portion of the issued and outstanding shares of UniPro, and as such if either party fails to consummate the transactions contemplated by this Agreement, such failure will cause irreparable harm to the other party, for which


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there will be no adequate remedy at law. Either party in such circumstances shall be entitled, in addition to other remedies at law, to specific performance of this Agreement in the absence of just cause for a default in performance.

Section 8.3 Liquidated damages - Breach of Purchaser's Performance. In addition to any remedy herein provided, in the event that the Purchaser does not complete payment of the Purchase Price in full as required herein, all payments made to date shall be retained by Sellers as liquidated damages to compensate Sellers for their costs and expenses in seeking legal enforcement hereof.

Section 9. Miscellaneous.
Section 9.1 Amendment. This agreement may be amended, modified or supplemented in whole or in part only by an instrument in writing executed by both Purchaser and Sellers.

Section 9.2 Assignment. The parties agree that neither this Agreement nor any rights created hereby shall be assignable by any party without the prior written consent of the other party.

Section 9.3 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall be considered the original instrument.

Section 9.4 Expenses. Sellers and Purchaser shall each bear the respective expenses incurred by them in connection with the negotiation, execution and delivery of this Agreement and the consummation of he transactions contemplated hereby.

Section 9.5 Sellers' Representative. By executing this Agreement, the undersigned Sellers jointly and severally authorize Paul M. Galant to be their agent for the delivery of the Common Shares, and their collection agent for the proceeds of the contemplated sale thereof. And unless otherwise notified in writing by one or more of the Sellers, the Purchaser may fully rely on this authorization in delivering each payment of the Purchase Price as said agent may direct.

Section 9.6 Entire Agreement. This Agreement contains the entire agreement between Purchaser and Seller with respect to the sale of the Common Shares and supersedes all prior arrangements or understandings, if any, with respect thereto.

Section 9.7 Descriptive Headings. The description headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

Section 9.8 Notices. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed to the respective party at the address provided, or delivered by electronic facsimile or Internet email, with proof of delivery, to the appropriate numbers or email addresses as may be provided by the parties.

Section 9.9 Survival of Covenants, Representations, Warranties and Indemnifications. All covenants, representations and warranties made by any party to this Agreement shall be deemed made for the purpose of inducing the other parties to enter into this Agreement. The representations, warranties and covenants contained in this Agreement shall, except as otherwise provided in this Agreement, survive the Closing indefinitely. The covenants, presentations and warranties of both Seller and Purchaser are made only to and for the benefit of the other party to this Agreement and shall not create or vest rights in other persons. All provisions herein requiring future performance shall survive the Closing.


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Section 9.10 Facsimile Signatures. One or more parties hereto may execute this Agreement by delivery of a signed document through electronic facsimile transmission.

Section 9.11 Controlling Law. This Agreement shall be governed by and be construed in accordance with the laws of Florida.

Section 9.12 Closing Date. Notwithstanding any provision herein to the contrary, the parties contemplate that the Closing Date shall be mutually determined and will be on or before July 31, 2005, unless otherwise agreed upon in writing.

IN WITNESS WHEREOF, the parties have caused this Funding and Share Repurchase Agreement, consisting of 6 pages, including this Signature Page, to be executed by their authorized officers and the guarantors on or as of the date stated above.


Purchaser:
----------

UniPro Financial Services, Inc. 		ATTEST:
-------------------------------

By:   /s/Harvey Judkowitz              By:   /s/ Paul M. Galant
   ----------------------------           --------------------------
    Harvey Judkowitz, President            Paul Galant, Secretary



Corporate Seller:                      Individual Sellers:
-----------------                      -------------------

Suouconni Corporation
---------------------

By:  /s/ Lance Galant                     /s/ Harvey Judkowitz
   ----------------------------        ---------------------------
      Lance Galant, President             Harvey Judkowitz


                                         /s/ Paul M. Galant
                                       ---------------------------
                                         Paul M. Galant


                                         /s/ Mary F. McGuire
                                       ---------------------------
                                         Mary F. McGuire


Approved and Agreed to for:
Global Technology Resource Holdings Corporation
-----------------------------------------------

By: /s/ Charles Greenberg
   ---------------------------------
    Charles Greenberg, President


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